As filed with the U.S. Securities and Exchange Commission on November 19, 2020
Registration Statement No. _____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Tapestry, Inc.
(Exact name of registrant as specified in its charter)

Maryland	2-2242751
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10 Hudson Yards
New York, NY 10001
 (Address, including zip code, of registrant’s principal executive offices)

Second Amended and Restated Tapestry, Inc. 2018 Stock Incentive Plan
 (Full Title of Plan)

David E. Howard, Esq.
Senior Vice President, General Counsel and Secretary
10 Hudson Yards
New York, NY 10001
 (212) 946-8400
(Name and address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, $0.01 par value	13,500,000 Shares	$26.09	$352,215,000	$38,426.66

(1)
Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the plan described herein as the result of any future stock split, stock dividend or similar adjustment of Registrant’s outstanding Common Stock.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low price of the Registrant’s Common Stock on November 13, 2020 as reported on the New York Stock Exchange.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (this “Registration Statement”) is being filed to register an additional 13,500,000 shares of common stock, $0.01 par value per share (“Common Stock”), of Tapestry, Inc., a Maryland corporation (the “Company”), under the Second Amended and Restated Tapestry, Inc. 2018 Stock Incentive Plan (the “Amended Stock Incentive Plan”), which was first adopted by the Company’s Board of Directors on September 8, 2018, and approved by the Company’s stockholders on November 8, 2018 , and was previously amended and restated in its entirety by the Company’s Board of Director’s on September 19, 2019, and approved by the Company’s stockholders on November 7, 2019.  The Amended Stock Incentive Plan was approved by the Company’s stockholders at its 2020 Annual Meeting on November 5, 2020.

The Company filed (i) a Registration Statement on Form S-8 (File No. 333-228281) (the “2018 Registration Statement”) on November 8, 2018 registering 23,998,639 shares of the Common Stock under the Tapestry, Inc. 2018 Stock Incentive Plan and (ii) a Registration Statement on Form S-8 (File No. 333-234576) (the “2019 Registration Statement”) on November 7, 2019 registering 8,250,000 shares of the Common Stock under the Amended and Restated Tapestry, Inc. 2018 Stock Incentive Plan. The Company hereby incorporates by reference the contents of the 2018 Registration Statement and the 2019 Registration Statement to the extent not otherwise amended or superseded by the contents of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed by the Company are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2020 (the “2020 Form 10-K”), filed with the Securities and Exchange Commission (the “Commission”) on August 13, 2020;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 26, 2020, filed with the Commission on November 4, 2020;

(c)
The Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 21, 2020, August 13, 2020, October 29, 2020 and November 6, 2020, in each case other than such information therein that is deemed to have been furnished rather than filed in accordance with SEC rules, respectively;

(d)	The portions of the Company’s Definitive Proxy Statement on Schedule 14A (filed with the Commission on September 25, 2020), which were incorporated by reference into the Company’s 2020 Form 10-K; and

(e)
The description of the Common Stock contained in the Company’s registration statement on Form 8-A filed with the Commission on September 27, 2000, and any amendment or report filed for the purpose of updating such description; and

(f)
All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, before filing a post-effective amendment to this Registration Statement that indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares the remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which is, or is deemed to be, incorporated by reference, herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Exhibit

5.1*	Opinion of Venable LLP regarding legality of securities being registered

23.1*	Consent of Venable LLP (included as part of Exhibit 5.1 hereto)

23.2*	Consent of Deloitte & Touche LLP

24.1*	Powers of Attorney

99.1
Second Amended and Restated Tapestry, Inc. 2018 Stock Incentive Plan (incorporated by reference to Appendix B in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 25, 2020)

*          Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on November 19, 2020.

TAPESTRY, INC.

By:	/s/ Joanne C. Crevoiserat
	Name:	Joanne C. Crevoiserat
	Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

PRINCIPAL EXECUTIVE, FINANCIAL & ACCOUNTING OFFICERS AND DIRECTORS:

Name	Title	Date

/s/ Joanne C. Crevoiserat	Chief Executive Officer and Director	November 19, 2020
Joanne C. Crevoiserat	(Principal Executive Officer)

/s/ Andrea Shaw Resnick	Interim Chief Financial Officer	November 19, 2020
Andrea Shaw Resnick	(Principal Financial Officer)

/s/ Manesh B. Dadlani	Controller	November 19, 2020
Manesh B. Dadlani	(Principal Accounting Officer)

*	Director	November 19, 2020
John P. Bilbrey

*	Director	November 19, 2020
Darrell Cavens

*	Director	November 19, 2020
David Denton

*	Director	November 19, 2020
Anne Gates

*	Director	November 19, 2020
Susan Kropf

*	Director	November 19, 2020
Annabelle Yu Long

*	Director	November 19, 2020
Ivan Menezes

*By:	Joanne C. Crevoiserat
Joanne C. Crevoiserat Attorney-in-Fact